UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

ALPINE IMMUNE SCIENCES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 230

Seattle, WA 98119

(Address of principal executive offices)

Registrant’s telephone number including area code: (206) 788-4545

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

On Friday, June 8, 2018, Alpine Immune Sciences, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) at 1:30 p.m., Pacific Time. As of the close of business on April 12, 2018, the record date for the 2018 Annual Meeting, there were 13,846,084 shares of common stock entitled to vote at the meeting. 12,515,372 shares of common stock (90.38%) were present in person or by proxy at the meeting, which constituted a quorum for the transaction of business.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s board of directors (the “Board”) previously approved, subject to stockholder approval, the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). At the 2018 Annual Meeting, the Company’s stockholders approved the 2018 Plan. There will be no further grants under the Company’s prior company-wide equity plans, the 2015 Equity Incentive Plan and the Amended and Restated 2015 Stock Plan (each a “Legacy Plan” and together, the “Legacy Plans”), but termination of the Legacy Plans will not affect outstanding awards previously issued pursuant to the Legacy Plans.

The purposes of the 2018 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors, and consultants, and to promote the success of the Company’s business. These incentives are provided through the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or performance shares.

Up to 901,530 shares may be issued under the 2018 Plan. In addition, shares subject to outstanding awards under the Legacy Plans that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company, will be available for issuance under the 2018 Plan, up to a maximum of 1,972,784 shares. Additionally, the 2018 Plan provides for an annual increase in the number of shares reserved for issuance under the 2018 Plan equal to the lesser of (1) 5% of the number of shares of common stock outstanding as of the last day of the preceding calendar year and (2) 1,500,000. However, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares than determined under the preceding sentence. For additional information regarding the 2018 Plan, please refer to the heading “Adoption and Approval of the 2018 Equity Incentive Plan” contained in Proposal 2 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2018 (the “Proxy Statement”). Such summary is incorporated herein by reference and is qualified in its entirety by the text of the 2018 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The form of stock option agreement (the “Option Agreement”) for use with the 2018 Plan sets forth the standard terms and conditions that apply to grants of stock options pursuant to the 2018 Plan.

The foregoing description is not a complete summary of the terms of the 2018 Plan and Option Agreement and is qualified in its entirety by the terms of each of the 2018 Plan and Option Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the 2018 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter. The matters voted upon were as follows:

Proposal 1. Election of Directors

The stockholders voted on a proposal to elect three Class III directors to the Board, each to serve a three-year term. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Conway	10,605,386	295,773	1,614,213
James N. Topper, M.D., Ph.D.	10,808,913	92,246	1,614,213
Christopher Peetz	10,808,895	92,264	1,614,213

Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Board. There were no additional director nominations brought to the 2018 Annual Meeting.

Proposal 2. Adoption and Approval of the 2018 Equity Incentive Plan

The stockholders voted on a proposal to approve the 2018 Plan. The results of the voting included 10,353,490 votes for, 496,228 votes against, 51,441votes abstained and 1,614,213 broker non-votes. The 2018 Plan was approved.

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders voted on a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The results of the voting included 12,439,196 votes for, 6,127 votes against, 70,049 votes abstained and no broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location

10.1	Alpine Immune Sciences, Inc. 2018 Equity Incentive Plan.	Filed herewith.

10.2	Form of Stock Option Agreement under the 2018 Equity Incentive Plan.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2018	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer